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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 30, 2005
                Date of Report (Date of earliest event reported)


                                MBNA CORPORATION
             (Exact name of registrant as specified in its charter)

    Maryland                        1-10683                      52-1713008
(State or other            (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
 incorporation)


       Wilmington, Delaware                                     19984-0131
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (800) 362-6255.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS.

          On June 30, 2005, Bank of America Corporation ( "Bank of America") and MBNA Corporation (the "Company") announced they had signed an Agreement and Plan of Merger dated as of June 30, 2005 (the "Merger Agreement"). The Merger Agreement has been approved by the Boards of Directors of Bank of America and the Company, and is subject to customary closing conditions, including regulatory and Company stockholders' approvals. Closing is expected in the fourth quarter of 2005. A copy of the press release announcing the merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

          Additionally, MBNA hereby files the Investor Presentation attached hereto as Exhibit 99.2 and the Letter to MBNA Employees attached hereto as
Exhibit 99.3.

FORWARD-LOOKING STATEMENTS

          This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings outlook of Bank of America Corporation and MBNA Corporation. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) changes in economic conditions; 2) changes in the interest rate environment; 3) changes in foreign exchange rates; 4) adverse movements and volatility in debt and equity capital markets; 5) changes in market rates and prices; 6) political conditions and related actions by the United States military abroad which may adversely affect the company's businesses and economic conditions as a whole; 7) liabilities resulting from litigation and regulatory investigations; 8) changes in domestic or foreign tax laws, rules and regulations as well as IRS or other governmental agencies' interpretations thereof; 9) various monetary and fiscal policies and regulations; 10) increased competition; 11) ability to grow core businesses; 12) ability to develop and introduce new banking-related products, services and enhancements and gain market acceptance of such products; 13) mergers and acquisitions and their integration into the company; 14) decisions to downsize, sell or close units or otherwise change the business mix of the company; and 15) management's ability to manage these and other risks. For further information regarding either company, please read Bank of America and MBNA reports filed with the SEC and available at www.sec.gov.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

          Bank of America Corporation will file a Form S-4, MBNA will file a Proxy Statement and both companies will file other relevant documents regarding this transaction with the Securities and Exchange Commission (the "SEC"). MBNA will mail the Proxy Statement/Prospectus to its stockholders. These documents will contain important information about the transaction, and Bank of America and MBNA urge you to read these documents when they become available.
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          You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Bank of America's website (www.bankofamerica.com) under the tab "About Bank of America" and then under the heading "Investor Relations" and then under the item "Complete SEC Documents". You may also obtain these documents, free of charge, from MBNA's website (www.MBNA.com) under the tab "About MBNA" and then under the heading "Investor Relations" and then under the item "SEC Filings."

PARTICIPANTS IN THIS TRANSACTION

          Bank of America Corporation and MBNA Corporation and their respective directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of Bank of America and MBNA and information about other persons who may be deemed participants in this transaction will be included in the Proxy Statement/Prospectus. You can find information about Bank of America's executive officers and directors in Bank of America's definitive proxy statement filed with the SEC on March 28, 2005. You can find information about MBNA's executive officers and directors in their definitive proxy statement filed with the SEC on March 15, 2005. You can obtain free copies of these documents from the Bank of America or MBNA using the contact information above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

         The following exhibits are filed herewith:

EXHIBIT NO.        DESCRIPTION OF EXHIBIT

99.1 Press release issued jointly by Bank of America Corporation and MBNA Corporation, dated June 30, 2005.

99.2 Investor Presentation of MBNA Corporation and Bank of America Corporation, dated June 30, 2005.

99.3      Letter to MBNA Employees, dated June 30, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 MBNA CORPORATION


Dated:  June 30, 2005                            By:/s/ Kenneth A. Vecchione
                                                    ---------------------------
                                                        KENNETH A. VECCHIONE
                                                        CHIEF FINANCIAL OFFICER




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EXHIBIT NO.        DESCRIPTION OF EXHIBIT

99.1 Press release issued jointly by Bank of America Corporation and MBNA Corporation, dated June 30, 2005.

99.2 Investor Presentation of MBNA Corporation and Bank of America Corporation, dated June 30, 2005.

99.3      Letter to MBNA Employees, dated June 30, 2005.